Exhibit 23.3

CONSENT OF BARBARA CARROLL

The undersigned, Barbara Carroll, hereby states as follows:

I, Barbara Carroll, have supervised the preparation of certain of the scientific and technical information that forms the basis for the disclosure in this registration statement on Form S-1 of Austin Gold Corp., and, solely to the extent indicated therein, have reviewed and approved such disclosure.

I hereby consent to the reference to my name in the Form S-1 of Austin Gold Corp.

/s/ Barbara Carroll
Barbara Carroll

Date : October 21, 2021